AMENDMENT NO. 1 TO DEBTOR-IN-POSSESSION

CREDIT AGREEMENT

AMENDMENT NO. 1 TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this "Amendment") dated as of March 24, 2009 by and among Foamex L.P., a Delaware limited partnership ("Borrower") and the financial institutions listed on the signature pages hereof (the "Lenders"). Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement referred to below (as applicable).

RECITALS:

WHEREAS, the Borrower, certain Affiliates, the Lenders, and Bank of America, N.A. as administrative agent (the "Administrative Agent") entered into a Debtor-In-Possession Credit Agreement dated as of February 24, 2009 (the "Credit Agreement");

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as hereinafter provided; and

WHEREAS, the Lenders are willing to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

Section 1.      Amendment to Annex A of the Credit Agreement. The definition of "Stated Termination Date" in Annex A of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"Stated Termination Date" means 120 days from the Filing Date unless (a) Borrower or any other Person fails to file an APA with the Bankruptcy Court within 35 days after the Filing Date and (b) Borrower has complied and continues to comply with Section 7.13(e), then, upon the occurrence of all events in clauses (a) and (b) above, the Stated Termination Date shall be the date that is the earlier of (i)(A) 35 days from the Filing Date plus (B) the number of days that elapsed from the period beginning on the 35th day after the Filing Date and ending on the day that the Borrower delivers an APA for filing with the Bankruptcy Court plus (C) 60 days and (ii) 180 days after the Filing Date. In no event shall the Stated Termination Date extend beyond 180 days from the Filing Date. If at any time pursuant to the definition above, the "Stated Termination Date" will be a day that is not a Business Day, the "Stated Termination Date" shall be deemed to be the Business Day immediately following such day unless such Business Day is more than 180 days from the Filing Date, in which case, the "Stated Termination Date" shall be deemed to be the Business Day immediately preceding such day.

Section 2.      Representations and Warranties. The Borrower represents and warrants that:

(a)       subject to the entry and terms of the Financing Orders, it has all requisite limited partnership power and authority to enter into this Amendment and to carry out the transactions contemplated hereby;

(b)       subject to the entry and terms of the Financing Orders, it has duly authorized by all necessary limited partnership or other action the execution, delivery and performance of this Amendment;

(c)       this Amendment and the Credit Agreement as amended hereby are its valid and binding obligations, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally; and

(d)       after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 3.      Reference to and Effect on the Loan Documents.

(a)       On and after the date hereof and subject to Section 4 below, each reference in the Credit Agreement to "this Agreement", "hereunder", hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)       This Amendment shall not constitute an amendment of or waiver to any other provision, term or condition of the Credit Agreement or any other Loan Document. Except as modified hereby, all terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect.

(c)       Notwithstanding anything contained in this Amendment, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Credit Agreement and the other Loan Documents. The parties to this Amendment expressly do not intend to extinguish the Credit Agreement or any of the other Loan Documents. Instead, it is the express intention of the parties to this Amendment to reaffirm the obligations created under the Credit Agreement and the other Loan Documents. Each of the Credit Agreement and the other Loan Documents, as amended hereby, remains in full force and effect and the terms and provisions of the Credit Agreement and the other Loan Documents, as amended hereby, are hereby ratified and confirmed.

Section 4.      Effectiveness. This Agreement shall become effective and the Credit Agreement shall be amended as provided in this Agreement upon the occurrence of the following conditions precedent:

(a)       the Borrower and the Lenders shall have delivered duly and validly executed originals of this Agreement to the Administrative Agent; and

(b)       the representations and warranties in this Agreement shall be true and correct.

Section 5.      Costs; Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of MP and the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment (including, without limitation, the reasonable fees and expenses of counsel for MP) in accordance with the terms of Section 14.7 of the Credit Agreement.

Section 6.      Executions in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7.      Headings. The headings set forth in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 8.      Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 9.      Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature pages follow

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

"BORROWER" FOAMEX L.P.
FMXI, LLC, its Managing General Partner

/s/ Harold J. Earley
Harold J. Earley
Executive Vice President and Chief Financial Officer

"LENDERS" MP FOAM DIP LLC, as Lender

By: /s/ Lawrence M. Teitelbaum
Name: Lawrence M. Teitelbaum
Title:
BANK OF AMERICA, N.A., as Lender
By: /s/ William J. Wilson
Name: William J. Wilson
Title: Senior Vice President

ACKNOWLEDGED:

"ADMINISTRATIVE AGENT" BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ William J. Wilson
Name: William J. Wilson
Title: Senior Vice President